TERMINATION AGREEMENT

This Termination Agreement is made and entered into effective as of July 22, 2007, by and between Kiwa Bio-Tech Products Group Ltd. (the “Company”) and UPB International Sourcing Limited (“UPB”) for the termination of the contract in connection with issuance of L/C dated on August 8, 2006, as amended on August 20, 2006 (the “Contract”).

WHEREAS,

(1) On August 8, 2006, and amended as of August 20, 2006, the Company entered into a letter of credit contract with UPB, pursuant to which the Company engaged UPB to issue a $38,500,000 letter of credit in favor of the Company to a urea supplier. The letter of credit is for a term of 90 days and can be reissued each time its term expires until the expiration of the stated term of the urea purchase agreement. The Company shall pay UPB a commission equal to 2% of the total credit line.

(2) UPB had made the arrangement to issue the letter of credit according to the terms of the Contract, and made the settlement of the first two shipments.

(3) The Company had terminated the agreements with Shengkui Technologies Inc.and China Hua Yang Roneo Corporation, respectively, and no longer continue to carry out urea entrepot trade.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, intending to be legally bound hereby, the Parties agree as follows:

(1) Confirmation. Each of the parties hereto acknowledges that the Company had paid UPB the first installment of $385,000 and other minor costs in 2006 and $315,000 of the second installment ($385,000) in June 2007 under the Contract. The balance due to UPB is $70,000 as of the execution date of this Termination Agreement.

(2) Termination of the Contract.  Each of the parties hereby terminates the Contract, effective upon the signing of this Termination Agreement. As a result of this provision, none of the parties shall have any rights or obligations under or with respect to the Contract, with exception of the balance of commission due.

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first set forth above.

Kiwa Bio-Tech Products Group Ltd.

/s/:__________________________
Name: Wei Li
Title: Chief Executive Officer and Chairman of Board

UPB International Sourcing Limited
/s/:__________________________
Name:
Title: